UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

August 4, 2010

Date of Report (Date of earliest event reported)

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2160 Gold Street Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

(408) 519-9100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) TiVo Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (“2010 Annual Meeting”) on August 4, 2010. Each holder of the Company’s common stock was entitled to one vote per share held.

(b) Proposal 1: At the 2010 Annual Meeting, the Stockholders elected each of the following nominees as directors, to serve on the Company’s Board of Directors until the 2013 Annual Meeting of Stockholders and/or until their successors are duly elected and qualified. Each nominee received affirmative votes from more than a majority of the votes cast. The vote for each director was as follows:

	Total Votes FOR	Total Votes AGAINST	Total Broker Non-Votes
Jeffrey T. Hinson	66,428,950	11,338,660	26,037,014
William Cella	66,423,035	11,344,575	26,037,014

Proposal 2: At the 2010 Annual Meeting, the Stockholders also voted to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2011 and cast their votes as follows:

Total Votes
FOR	102,712,727
AGAINST	711,675
ABSTAIN	380,222
Broker Non-Votes	N/A

Proposal 3: At the 2010 Annual Meeting, the Stockholders also voted to approve an amendment to reserve an additional 5,000,000 shares of the Company’s common stock for issuance pursuant to the Amended & Restated 2008 Equity Incentive Award Plan and cast their votes as follows:

Total Votes
FOR	64,065,733
AGAINST	13,646,412
ABSTAIN	55,465
Broker Non-Votes	26,037,014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TiVo Inc.

August 5, 2010	By:	/S/ MATTHEW ZINN
	Name:	Matthew Zinn
	Title:	Senior Vice President, General Counsel, Corporate Secretary & Chief Privacy Officer